Exhibit 99.1

XPO Logistics to List Shares on the New York Stock Exchange

GREENWICH, Conn. — June 8, 2012 — XPO Logistics, Inc. (NYSE MKT: XPO), a leading third party transportation logistics company, today announced that it will transfer the listing of its common stock to the New York Stock Exchange (“NYSE”) from the NYSE MKT. The company will retain its stock ticker XPO.

The company expects to begin trading on the NYSE on Thursday, June 14, 2012, when Bradley Jacobs, chairman and chief executive officer, will ring the Opening Bell. The company’s stock will continue to trade on the NYSE MKT until the transfer is complete.

About XPO Logistics, Inc.

XPO Logistics, Inc. is a non-asset based, third-party logistics provider of freight transportation services that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The company offers its services through three distinct business units: expedited transportation (Express-1, Inc.); freight forwarding (Concert Group Logistics, Inc.); and freight brokerage. XPO Logistics serves more than 4,000 retail, commercial, manufacturing and industrial customers through 17 U.S. branches and 25 agent locations. www.xpologistics.com

Investor Contact:

XPO Logistics, Inc.

Scott Malat, 1-203-413-4002

scott.malat@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, 1-212-333-3810